EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

            THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                     PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                    Please detach at perforation before mailing.

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                        BLANCHARD SHORT-TERM FLEXIBLE INCOME FUND


                          PROXY FOR THE MEETING OF SHAREHOLDERS
                             TO BE HELD ON FEBRUARY 20, 1998



         The undersigned, revoking all Proxies heretofore given, hereby appoints
C. Grant Anderson, Carol B. Kayworth, Terrence J. Cullen, Dorothy C. Bourassa and Martin J. Wolin or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Blanchard Short-Term Flexible Income Fund ("Short-Term") that the undersigned is entitled to vote at the special meeting of shareholders of Short-Term to be held at 2:00 p.m. on Friday, February 20, 1998 at the offices of the Evergreen Funds, 200 Berkeley Street, Boston, Massachusetts 02116, and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.


                           NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

                           Date                 , 199


                           ----------------------------------------

                           ----------------------------------------
                           Signature(s) and Title(s), if applicable

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF BLANCHARD FUNDS. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF BLANCHARD FUNDS RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO NOT USE RED INK. EXAMPLE: X
                                                                  ---

         1. To approve an Agreement and Plan of Reorganization whereby Evergreen Intermediate Term Bond Fund, a series of Evergreen Fixed Income Trust, will (i) acquire all of the assets of Short-Term in exchange for shares of Evergreen Intermediate Term Bond Fund; and (ii) assume certain identified liabilities of Short-Term, as substantially described in the accompanying Prospectus/Proxy Statement.


---- FOR                      ---- AGAINST                          ---- ABSTAIN

         2. To approve the proposed Interim Management Contract with Virtus Capital Management, Inc.


---- FOR                      ---- AGAINST                          ---- ABSTAIN

         3. To approve the proposed Interim Sub-Advisory Agreement between Virtus Capital Management, Inc. and OFFITBANK.


---- FOR                      ---- AGAINST                          ---- ABSTAIN

         4. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.